UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Aspire Real Estate Investors, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	84-4270202
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1920 Main Street, Suite 150 Irvine, California 92614 (Address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Common Stock, par value $0.01 per share	Name of each exchange on which each class is to be registered New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-249285

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Aspire Real Estate Investors, Inc., a Maryland corporation (the “Registrant”), incorporates by reference the description of its common stock, par value $0.01 per share (the “Common Stock”), set forth under the caption “Description of Capital Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-11 (File No. 333-249285), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. In addition, incorporated by reference herein is information relating to the Common Stock under the heading “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in the prospectus forming part of the Registration Statement. The prospectus relating to the Registration Statement to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated by reference into this Form 8-A.

Item 2.	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Aspire Real Estate Investors, Inc.

By:	/s/ Wesley Wilson
Name:	Wesley Wilson
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: November 16, 2020

[Signature Page to Form 8-A]